Exhibit 10.2

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “First Amendment”) is entered into this 11 day of January, 2006 by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDIOVASCULAR BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease, dated November 1, 2005, (the “Lease”) for space at Plaza West, 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89144 (the “Premises”).

B. Landlord and Tenant have agreed to amend the Lease to revise the Commencement Date of the Lease.

NOW THEREFORE, based upon the covenants and promises contained herein and other good and valuable consideration, Landlord and Tenant mutually agree as follows:

1. Notwithstanding any provision to the contrary contained in the Lease, the first sentence of Section 1.7 of the Lease is deleted in its entirely and the following sentence substituted in lieu thereof:

“1.7 “Commencement Date” shall mean the earlier of the date that Tenant actually commences any business operations from the Premises, or March 1, 2006, except as the same may be delayed pursuant to Section 3.3 hereof.”

2. Notwithstanding any provision to the contrary contained in the Lease, Landlord represents to Tenant, and Tenant represents to Landlord that no broker, leasing agent or finder has been engaged in connection with the transaction contemplated by this First Amendment. However, in the event of any claims for brokers’ or finders’ fees or commissions in connection with this First Amendment, Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed as a result of the execution of this First Amendment and/or the renewal of this Lease due to any action of the indemnifying party.

3. Except as modified herein, the Lease shall remain in full force and effect.

4. All capitalized terms not defined herein shall have the same meaning as defined in the Lease.

IN WITNESS THEREOF, this First Amendment has been executed on the day and year above written.

LANDLORD:		TENANT:

HOWARD HUGHES PROPERTIES,		CARDIOVASCULAR BIOTHERAPEUTICS, INC.,
LIMITED PARTNERSHIP,		a Delaware corporation
a Delaware limited partnership

By:	/s/ KEVIN T. ORROCK	By:	/s/ Mickael A. Flaa
Print Name:	KEVIN T. ORROCK	Print Name:	Mickael A. Flaa
Print Title:	Top Division Executive	Print Title:	CFO

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